UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

HF SINCLAIR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41325	87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification Number)

2323 Victory Ave., Suite 1400 Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 871-3555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 23, 2025, HF Sinclair Corporation (the “Corporation”) issued a press release announcing the early results of its cash tender offer (the “Tender Offer”) for an aggregate purchase price of up to $1,050,000,000 of (i) up to $150,000,000 aggregate principal amount of the Corporation’s 6.375% Senior Notes due 2027, (ii) the Corporation’s 5.875% Senior Notes due 2026 and (iii) HollyFrontier Corporation’s 5.875% Senior Notes due 2026. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

On January 24, 2025, the Corporation issued a press release announcing the pricing terms of the Tender Offer. A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of the Corporation issued January 23, 2025.

99.2	Press Release of the Corporation issued January 24, 2025.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF SINCLAIR CORPORATION

By:	/s/ Atanas H. Atanasov
Atanas H. Atanasov
Executive Vice President and Chief Financial Officer

Date: January 24, 2025